UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2005

MOSSIMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14208	33-0684524
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

2016 Broadway, Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 460-0040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On October 31, 2005, Mossimo, Inc. (the “Company”) entered into an amendment to the Agreement and Plan of Merger (the “Merger Agreement”) previously entered into by the Company, Mossimo Holding Corp., a Delaware corporation (“Parent”), Mossimo Acquisition Corp., a Delaware corporation (“Purchaser”), and Mossimo Giannulli, an individual (“Giannulli”).  Purchaser is a wholly owned subsidiary of Parent, which is itself wholly owned by Giannulli.  The amendment extends the deadline for the Purchaser to commence the tender offer contemplated by the Agreement from October 31, 2005 to November 14, 2005 and the deadline for completion of the offer from January 31, 2006 to February 14, 2006.  The Merger Agreement provides for a cash tender offer to be made by Purchaser (the “Offer”) to acquire all of the outstanding shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company not otherwise owned by Giannulli, Parent or Purchaser for $5.00 per share in cash, to be followed by a merger (the “Merger”) of Purchaser with and into the Company, with the Company to continue as the surviving corporation.  The Company’s Board of Directors has unanimously approved the Merger Agreement based on a unanimous recommendation of the Special Committee of the board, which committee is comprised solely of independent directors.

Statements in this document represent the intentions, plans, expectations and beliefs of Giannulli, Parent, Purchaser and the Company and involve risks and uncertainties that could cause actual events to differ materially from the events described in this document, including risks and uncertainties related to whether the conditions to the tender offer will be satisfied, and if not, whether the Offer and the Merger will be completed, as well as changes in general economic conditions, stock market trading conditions, tax law requirements or government regulation, and changes in the business or prospects of the Company.  The Company cautions the reader that these factors, as well as other factors described or to be described in Giannulli’s or the Company’s SEC filings with respect to the Offer and the Merger, are among the factors that could cause actual events or results to differ materially from Giannulli’s or the Company’s current expectations described herein.

In connection with the proposed transaction, Giannulli will be filing a Tender Offer Statement on Schedule TO and Offer to Purchase and related materials (with Parent and Purchaser) and the Company will be filing a Solicitation/Recommendation Statement on Schedule 14D-9 (“Schedule 14D-9”) with the SEC.  Investors and stockholders of the Company are advised to read the Schedule TO, the Offer to Purchase and the Schedule 14D-9 when they become available, and any other relevant documents filed with the SEC, because they will contain important information regarding the Offer and the Merger. The Offer to Purchase and the Schedule 14D-9 will be mailed to the Company’s stockholders.  Investors and stockholders may also obtain a free copy of the Schedule TO, the Offer to Purchase and the Schedule 14D-9 (when available) and other documents filed by the Company with the SEC at the SEC’s web site at http://www.sec.gov.  Free copies of the Schedule TO, the Offer to Purchase and the Schedule 14D-9, once available, may also be obtained from the Company free of charge by directing a request to Mossimo, Inc., 2016 Broadway, Santa Monica, CA 90404, Attention: Chief Financial Officer.

ITEM 8.01.	Other Events.

On September 22, 2005, the Company and Giannulli issued a joint press release announcing the amendment to the Merger Agreement. The text of the press release, which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(c)	Exhibits

	99.1	Joint Press Release dated October 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOSSIMO, INC.

DATED: November 1, 2005

	By:	/s/ Vicken J. Festekjian
Vicken J. Festekjian
Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Joint Press Release dated October 31, 2005